THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE OR SUCH SECURITIES, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

$750,000.00	Houston, Texas	September 17, 2010

For value received, DAYBREAK OIL AND GAS, INC., a Washington corporation (the “Company”), hereby promises to pay to the order of WELL WORKS, LLC, a Utah limited liability company or registered assigns (the “Holder”), the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00), on the dates specified herein, with interest as specified herein.

This Note is subject to the following additional provisions, terms and conditions:

ARTICLE 1. DEFINITIONS.

Section 1.1. Certain Definitions.

“Applicable Rate” means 10% per annum.

“Bankruptcy Law” means Title 11, United State Code or any similar federal or state law for the relief of debtors.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in Houston, Texas.

“Closing Date” means September 17, 2010.

“Common Stock” means the Company’s common stock, $0.001 par value.

“Conversion Price” means Sixteen Cents ($0.16).

“Default Rate” means 12% per annum.

“Distribution Event” means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

“Holder” has the meaning given to such term in the first paragraph of this Note.

“Interest Payment Date” means September 17, 2010.

“Issuance Date” has the meaning given to such term in Section 2.6.

“Maturity Date” means September 17, 2011.

“Maximum Rate” means the maximum nonusurious interest rate permitted under applicable law.

“Note” means this Secured Convertible Promissory Note made by the Company payable to the Holder, together with all amendments and supplements hereto, all substitutions and replacements herefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Services Agreement” means that certain Technical and Consulting Services Agreement of even date herewith by and between the Company and Well Works.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Percentage” has the meaning given to such term in Section 4.1.

“Well Works” means Well Works, LLC, a Utah limited liability company.

ARTICLE 2. BASIC TERMS.

Section 2.1. Principal.

(a)       Scheduled Repayment. To the extent not previously paid, the entire unpaid principal balance of this Note shall be due and payable on the Maturity Date.

(b)       Prepayment. The Company may make voluntary prepayments of principal hereunder from time to time without penalty or premium.

Section 2.2. Interest.

(a)       The Company agrees to pay interest in respect of the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Applicable Rate or the Maximum Rate. Notwithstanding the preceding sentence, the Company agrees to pay interest in respect of overdue principal, and, to the extent permitted by law, overdue interest, at a rate per annum equal to the lesser of the Default Rate or the Maximum Rate. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, which has not been cured, the Company agrees to pay a default fee equal to 10% of the then unpaid principal balance of the Note, which fee shall be added to the then existing unpaid principal balance of the Note and shall be payable on the earlier of (i) the date on which this Note is paid or prepaid in full and (ii) the Maturity Date.

(b)       Interest on the unpaid principal balance of this Note shall be due and payable on the Interest Payment Date.

(c)       Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.3. Payments in General. All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. If any payment (whether of principal, interest or otherwise) on this Note is due on a day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day. All payments under this Note shall be made by wire transfer or check in accordance with Holder’s instructions.

Section 2.4. Surrender of Note on Transfer or Conversion. This Note shall, as a condition to transfer, be surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, and with the same terms and conditions as this Note. In case the entire principal amount of this Note is prepaid or converted pursuant to Article 4, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

Section 2.5. Security. This Note is secured by that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement of even date herewith by the Company in favor of Well Works, as trustee and beneficiary thereunder.

Section 2.6. Loan Origination Fee.

(a)       The Company agrees to pay to Well Works a loan origination fee equal to 250,000 shares of the Company’s Common Stock. Such shares of Common Stock shall be unregistered shares and the Company shall have no obligation to register such shares. The Company agrees to issue such shares within 60 days after the Closing Date or such later date as mutually agreed between the Company and Wells Works (the “Issuance Date”).

(b)       If, between the Closing Date and the Issuance Date, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date prior to the Issuance Date, the number of shares or class of Common Stock to be issued and delivered pursuant to the terms of this Section 2.6 as the loan origination fee shall be appropriately adjusted.

(c)       Well Works agrees to use its reasonable efforts to execute and deliver any agreements, instruments or other documents requested by the Company in connection with the issuance of such shares of Common Stock in connection with the payment of such loan origination fee.

Section 2.7. Services Agreement. It is a condition precedent to the funding of the proceeds of this Note on the Closing Date that the Company execute and deliver the Services Agreement whereby the Company agrees to perform the services outlined in Schedule B to the Services Agreement.

ARTICLE 3. DEFAULT AND REMEDIES.

Section 3.1. Events of Default. An “Event of Default” occurs if:

(a)       the Company defaults in the payment of principal or interest on the Note when the same becomes due and payable and such default continues for 3 days after the Company has received written notice thereof;

(b)       there shall have occurred a material breach by the Company under the Services Agreement, which has not been cured within 45 days after the Company has received written notice thereof;

(c)       default by the Company in the punctual performance of any other obligation, covenant, term or provision contained in this Note, and such default shall continue unremedied for a period of 30 days or more following written notice of default by Holder to the Company; or

(d)       the Company (i) commences a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event.

Section 3.2. Remedies.

(a)       If an Event of Default (other than an Event of Default under Section 3.1(d)) shall occur, the Holder may declare by notice in writing given to the Company, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(b)       If an Event of Default under Section 3.1(d) shall occur and be continuing, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(c)       If any Event of Default shall have occurred, the Holder may proceed to protect and enforce their rights either by suit in equity or by action at law, or both.

ARTICLE 4. CONVERSION.

Section 4.1. Right of Conversion. The Holder shall have the right exercisable at any time at or prior to payment or prepayment in full of the Note, to convert, subject to the terms and provisions of this Article 4, up to 50% of the unpaid principal of this Note (such actual percentage elected to be converted, the “Specified Percentage”) into a number of fully paid and nonassessable shares of Common Stock equal to (i) the Specified Percentage multiplied by the amount of unpaid principal balance of the Note, divided by (ii) the Conversion Price.

Section 4.2. Mechanics of Exercise. The right of conversion shall be exercised by the surrender of this Note to the Company during usual business hours at its principal place of business accompanied by written notice to the Company (a) that the Holder elects to convert the Specified Percentage of the unpaid principal of this Note and specifying the Specified Percentage in such notice, and (b) specifying the name (with address) in which the certificate for shares is to be issued and, if the certificate is to be issued to a Person other than the Holder, (i) a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder, together with transfer tax stamps or funds therefor if required pursuant to Section 4.7 and (ii) an opinion of counsel satisfactory to the Company to the effect that registration of such transfer under the Securities Act is not required. Upon surrender for conversion, this Note shall be cancelled and, the Company shall issue a new Note to the Holder in a principal amount equal to the unpaid principal amount of this Note not so converted.

Section 4.3. Issuance of Shares; Time of Conversion. As promptly as practicable after the surrender, as herein provided, of this Note for conversion, the Company shall deliver or cause to be delivered at the Company’s office (or such other location that the Holder reasonably requests in writing) a certificate for the shares of Common Stock issuable in connection with such conversion. To the extent permitted by law, the rights of the Holder as the Holder shall cease as of the date of actual receipt of such stock certificate by the Person entitled to receive the stock certificate, and the Person entitled to receive the stock certificate deliverable upon such conversion shall be treated for all purposes as having become the record holder of the stock represented by such certificate at such time. Notwithstanding delivery of this Note to the Company for conversion, the Holder shall be deemed to continue to hold this Note and shall be entitled to all of the rights hereunder (including interest) until the delivery of such stock certificate to the Person entitled to receive such stock certificate, other than rights arising from any Event of Default that results solely from the expiration of a time period (including the Maturity Date) for so long as the Company is taking all reasonable efforts to provide such stock certificate promptly.

Section 4.4. No Stockholder Rights. Prior to the issuance of Common Stock upon conversion, the Holder shall not be entitled to any rights of a stockholder with respect to the Common Stock, including (without limitation) the right to vote such stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and the Holder shall not, by virtue of holding this Note, be entitled to any notice or other communication concerning the business or affairs of the Company.

Section 4.5. Shares to be Reserved. Prior to the time this Note is repaid in full or is converted pursuant to the terms hereof, the Company covenants that it will reserve and keep available out of its authorized but unissued Common Stock, free from preemptive rights, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all principal on this Note. The Company covenants that all Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable and shall be free of any liens, encumbrances, or restrictions on transfer (other than those created by applicable state and/or federal securities law).

Section 4.6. No Registration or Listing of Shares. The shares of Common Stock issuable on conversion will not be registered with any governmental authority, and the Company shall have no obligation to register such stock. The stock issued upon conversion of the Note shall bear a restrictive legend describing limitations of the transferability of such stock under the Securities Act and any other restrictions imposed by law or contract.

Section 4.7. Taxes and Charges. The issuance of certificates for stock upon the conversion of this Note shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.8. Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or substantially all of its assets, or any distribution to stockholders other than a normal cash dividend, the Board of Directors of the Company shall make appropriate adjustment in the number and kind of shares into which this Note is convertible.

ARTICLE 5. MISCELLANEOUS.

Section 5.1. Amendment. This Note may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Holder and the Company.

Section 5.2. Successors and Assigns.

(a)       The rights and obligations of the Company and the Holder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and the Holder, and their respective permitted successors and assigns.

(b)       The Holder may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Note or any portion hereof or any rights or obligations hereunder unless (i) the Company has granted its prior written consent, and (ii) the Company shall have received a written opinion of counsel acceptable to the Company, addressed to the Company, to the effect that any such proposed transfer or other disposition complies with all applicable Federal and state securities laws.

(c)       The registered owner of this Note may be treated as the owner of it for all purposes.

Section 5.3. Defenses. The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 5.4. Replacement of Note. Upon receipt by the Company of evidence, satisfactory to it, of the loss, theft, destruction, or mutilation of this Note and (in the cases of loss, theft or destruction) of any indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 5.4 shall be dated as of the date of this Note.

Section 5.5. Attorneys’ and Collection Fees. Each party will bear its own fees and expenses incurred in connection with the preparation, execution and performance of this Note and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants and all costs of collection.

Section 5.6. Governing Law. This Note and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of Utah.

Section 5.7. Waivers. Except as may be otherwise provided herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

Section 5.8. No Waiver by Holder. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.9. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Note.

Section 5.10. Limitation on Interest. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Company and the Holder.

Section 5.11. Severability.     If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 5.12. Construction.   This Note has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Note. Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Note will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes. All references in this Note to any particular law will be deemed to refer also to any rules and regulations promulgated under that law. The words “include, “includes” and “including will be deemed to be followed by “without limitation.” The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise. References to a person are also to its permitted successors and assigns. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise. When a reference in this Note is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Note unless otherwise indicated. The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

[Signature Page Follows]

EXECUTED as of the date first written above.

DAYBREAK OIL AND GAS, INC.

By:	/s/James F. Westmoreland
James F. Westmoreland
President, Chief Executive Officer and interim principal finance and accounting officer

The Holder hereby accepts this Note and, agrees that all of its rights and remedies hereunder are subject to the subordination provisions contained herein.

WELL WORKS, LLC

By:	/s/Eric Hale
Eric Hale
Title: Managing Member

Address: 1575 Federal Heights Drive Salt Lake City, UT 84103 ATTN: Eric Hale

Signature Page